EXHIBIT 99.1

                                 News Release

For Information Contact:
Derek P. Schmidt,Vice President, Corporate Finance (563) 272-7344
Kurt A. Tjaden, Vice President and Chief Financial Officer (563) 272-7400

HNI CORPORATION ANNOUNCES INCREASED
SALES AND EARNINGS FOR
SECOND QUARTER FISCAL 2013

MUSCATINE, Iowa (July 17, 2013) – HNI Corporation (NYSE: HNI) today announced sales for the second quarter ended June 29, 2013, of $510.7 million, a 6 percent increase from the prior year quarter and net income of $11.4 million, a 63 percent increase from the prior year quarter.  Net income per diluted share for the quarter was $0.25 or $0.28 on a non-GAAP basis when excluding a loss on the sale of a small non-core office furniture business.

Second Quarter Summary Comments
"Our growth investments delivered solid top and bottom line improvement in our office furniture and hearth businesses.  Office furniture sales growth was led by a strong acceleration in our contract business driven by improved project activity.  Continued strong profit growth in our hearth business was led by substantial growth in the new construction channel and strong operational execution," said Stan Askren, HNI Corporation Chairman, President and Chief Executive Officer.

Second Quarter – GAAP Financial Measures
Dollars in millions except per share data	Three Months Ended
	6/29/2013	6/30/2012	Percent Change

Net sales	$510.7	$480.4	6.3%
Gross profit	$174.7	$165.1	5.8%
Gross profit %	34.2%	34.4%
SG&A	$154.5	$151.7	1.8%
SG&A %	30.3%	31.6%
Operating income	$20.2	$13.4	50.8%
Operating income %	3.9%	2.8%
Net income attributable to HNI Corporation	$11.4	$7.0	62.6%

Earnings per share attributable to HNI Corporation – diluted	$0.25	$0.15	66.7%

Second Quarter Results
•
Consolidated net sales increased $30.3 million or 6.3 percent to $510.7 million.  Compared to prior year quarter, divestitures, partially offset by the acquisition of BP Ergo, resulted in a $4.9 million sales decline.

•
Gross margins were 0.2 percentage points lower than prior year primarily due to new product ramp up and facility reconfiguration costs to meet changing market demands partially offset by higher volume and increased price realization.

•
Total selling and administrative expenses as a percent of net sales, including restructuring charges, improved 1.3 percentage points from the prior year quarter due to higher volume, network distribution realignment savings and lower restructuring charges partially offset by investment in growth initiatives and a loss on the sale of a small non-core office furniture business.

•	Included in the second quarter of 2012 was $1.0 million of restructuring and transition costs of which $0.3 million were included in cost of sales.

Second Quarter – Non-GAAP Financial Measures

(Reconciled with most comparable GAAP financial measures)

Dollars in millions Except per share data	Three Months Ended 6/29/2013			Three Months Ended 6/30/2012
	Gross Profit	Operating Income	EPS	Gross Profit	Operating Income	EPS
As reported (GAAP)	$174.7	$20.2	$0.25	$165.1	$13.4	$0.15
% of net sales	34.2%	3.9%		34.4%	2.8%

Restructuring and impairment	-	$(0.0)	$(0.00)	$0.2	$0.4	$0.01
Transition costs	-	-	-	$0.1	$0.6	$0.01
Loss on sale	-	$2.4	$0.03	-	-	-

Results (non-GAAP)	$174.7	$22.6	$0.28	$165.4	$14.4	$0.17
% of net sales	34.2%	4.4%		34.4%	3.0%

Office Furniture – GAAP Financial Measures
Dollars in millions	Three Months Ended		Percent Change
	6/29/2013	6/30/2012
Sales	$436.2	$418.6	4.2%
Operating profit	$22.1	$22.1	0.3%
Operating profit %	5.1%	5.3%

Second Quarter – Non-GAAP Financial Measures (Reconciled with most comparable GAAP financial measures)
	Three Months Ended		Percent
Dollars in millions	6/29/2013	6/30/2012	Change

Operating profit as reported (GAAP)	$22.1	$22.1	0.3%
% of Net Sales	5.1%	5.3%

Restructuring and impairment	$(0.0)	$0.4
Transition costs	-	$0.6
Loss on sale	$2.4	-

Operating profit (non-GAAP)	$24.6	$23.1	6.2%
% of Net Sales	5.6%	5.5%

•
Second quarter sales for the office furniture segment increased $17.6 million or 4.2 percent to $436.2 million.  The increase was across both channels of the Corporation’s office furniture segment.  Compared to prior year quarter, divestitures, partially offset by the acquisition of BP Ergo, resulted in a $4.9 million sales decline.

•
Second quarter operating profit increased $0.1 million.  Operating profit was positively impacted by higher volume, increased price realization, network realignment savings, and lower restructuring charges.  These were partially offset by new product ramp-up, facility reconfiguration to meet changing market demands and a loss on the sale of a small non-core business.

Hearth Products
Dollars in millions	Three Months Ended		Percent Change
	6/29/2013	6/30/2012
Sales	$74.5	$61.8	20.5%
Operating profit	$5.7	$0.9	564.5%
Operating profit %	7.6%	1.4%

•	Second quarter sales for the hearth products segment increased $12.7 million or 20.5 percent to $74.5 million driven by increases in both the new construction channel and the remodel/retrofit channel.
•
Second quarter operating profit increased $4.8 million.  Operating profit was positively impacted by increased volume, higher price realization and lower input costs partially offset by increased investments in selling initiatives and higher incentive-based compensation.

Year-to-Date Results
Consolidated net sales for the first six months of 2013 increased $27.4 million, or 3.0 percent, to $953.0 million compared to $925.6 million in 2012.  Gross margin increased to 33.8 percent compared to 33.7 percent last year even with increased investments related to growth and manufacturing capability reconfiguration.  Net income attributable to HNI Corporation was $12.8 million compared to $6.9 million in 2012.  Earnings per share increased to $0.28 per diluted share compared to $0.15 per diluted share for the first six months of 2012.

Operating activities used $12.5 million of cash during the first six months of 2013 compared to generating $5.7 million of cash for the same period last year.  Capital expenditures during the first six months were $39.3 million in 2013 compared to $25.1 million in 2012.

Outlook
"I am encouraged by the recent growth acceleration in our businesses and remain confident in our strategies to drive profit improvement while simultaneously investing for long-term profitable growth.  We enter the third quarter with good momentum across our office furniture and hearth businesses, and we remain on track to grow sales and solidly increase profits in 2013," said Mr. Askren.

The Corporation estimates sales growth between 3 to 6 percent in the third quarter over the same period in the prior year.  Non-GAAP earnings per diluted share are anticipated in the range of $0.55 to $0.60 for the third quarter, which excludes restructuring charges and transition costs.  For the full year, the Corporation is narrowing its estimate of non-GAAP earnings per diluted share to the range of $1.30 to $1.40, which excludes restructuring charges, transition costs and a loss on the sale of a business.

The Corporation remains focused on creating long-term shareholder value by growing its business through investment in building brands, product solutions and selling models, enhancing its strong member-owner culture and remaining focused on its long-standing rapid continuous improvement programs to build best total cost and a lean enterprise.

Conference Call
HNI Corporation will host a conference call on Thursday, July 18, 2013 at 10:00 a.m. (Central) to discuss second quarter 2013 results.  To participate, call 1-877-512-9166 – conference ID number 11173527.  A live webcast of the call will be available on HNI Corporation's website at http://www.hnicorp.com (under Investor Information – Webcasts).  A replay of the webcast will be made available at the website address above.  An audio replay of the call will be available until Thursday, July 25, 2013, 10:59 p.m. (Central) by dialing 1-855-859-2056 or 1-404-537-3406 – Conference ID number 11173527.

About HNI Corporation

HNI Corporation is a NYSE traded company (ticker symbol:  HNI) providing products and solutions for the home and workplace environments.  HNI Corporation is the second largest office furniture manufacturer in the world and is also the nation’s leading manufacturer and marketer of gas- and wood-burning fireplaces.  The Corporation’s strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Maxon®, Lamex®, HBF® , artcobell™, Midwest Folding Products™, ERGO®, Heatilator®, Heat & Glo®, Quadra-Fire® and Harman Stove™ have leading positions in their markets.  HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness.  More information can be found on the Corporation’s website at www.hnicorp.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures.  A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the company.  We have provided a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within this earnings release are:  gross profit, operating income, operating profit and net income per diluted share (i.e., EPS), excluding restructuring and impairment charges, transition costs and loss on sale of a business.  Non-GAAP EPS is calculated using the Corporation’s overall effective tax rate for the period.  We present these measures because management uses this information to monitor and evaluate financial results and trends.  Management believes this information is also useful for investors.  This earnings release also contains a forward-looking estimate of non-GAAP earnings per diluted share for the third quarter and full fiscal year 2013.  We provide such non-GAAP measures to investors on a prospective basis for the same reasons we provide them to investors on a historical basis.  We are unable to provide a reconciliation of our forward-looking estimate of non-GAAP earnings per diluted share to a forward-looking estimate of GAAP earnings per diluted share because certain information needed to make a reasonable forward-looking estimate of GAAP earnings per diluted share for the full fiscal year is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control.  These may include unanticipated charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs and other unanticipated non-recurring items not reflective of ongoing operations.

Forward-looking Statements

This release contains "forward-looking" statements that refer to future events and expectations.  These statements address future plans, outlook, objectives and financial performance including expectations for future sales growth and earnings per diluted share (GAAP and non-GAAP) for the third quarter and full year fiscal 2013.  In addition, forward-looking statements may be identified by words such as "anticipate," "believe," "could," "confident," "estimate," "expect," "forecast," "hope," "intend," "likely," "may," "plan," "possible," "potential," "predict," "project," "should," "will," "would" and variations of such words and similar expressions.  Forward-looking statements involve known and unknown risks, which may cause the Corporation's actual future results to differ materially from expected results.  These risks include, without limitation:  the Corporation's ability to realize financial benefits from its (a) price increases, (b) cost containment and business simplification initiatives, (c) investments in strategic acquisitions, new products and brand building, (d) investments in distribution and rapid continuous improvement, (e) ability to maintain its effective tax rate, (f) repurchases of common stock and (g) consolidation and logistical realignment initiatives; uncertainty related to the availability of cash and credit, and the terms and interest rates on which credit would be available, to fund operations and future growth; lower than expected demand for the Corporation's products due to uncertain political and economic conditions; slow or negative growth rates in global and domestic economies and the protracted decline in the domestic housing market; lower industry growth than expected; major disruptions at key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure from foreign and domestic competitors; higher than expected costs and lower than expected supplies of materials; higher costs for energy and fuel; changes in the mix of products sold and of customers purchasing; relationships with distribution channel partners, including the financial viability of distributors and dealers; restrictions imposed by the terms of the Corporation's revolving credit facility and note purchase agreement; currency fluctuations and other factors described in the Corporation's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.  The Corporation undertakes no obligation to update, amend or clarify forward-looking statements.

###

HNI CORPORATION

Unaudited Condensed Consolidated Statement of Operations
	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net Sales	$510,698	$480,400	$952,995	$925,612
Cost of products sold	336,040	315,287	630,555	613,672
Gross profit	174,658	165,113	322,440	311,940
Selling and administrative expenses	154,538	151,455	299,094	295,189
Restructuring and impairment charges	(35)	292	121	1,189
Operating income	20,155	13,366	23,225	15,562
Interest income	158	276	310	455
Interest expense	2,725	2,909	5,393	5,523
Income before income taxes	17,588	10,733	18,142	10,494
Income taxes	6,189	3,835	5,564	3,749
Net income	11,399	6,898	12,578	6,745
Less: Net income attributable to the noncontrolling interest	(22)	(127)	(251)	(139)
Net income attributable to HNI Corporation	$11,421	$7,025	$12,829	$6,884
Net income attributable to HNI Corporation common shareholders – basic	$0.25	$0.15	$0.28	$0.15
Average number of common shares outstanding – basic	45,412,668	45,419,564	45,283,716	45,285,545
Net income attributable to HNI Corporation common shareholders – diluted	$0.25	$0.15	$0.28	$0.15
Average number of common shares outstanding – diluted	46,109,563	45,944,815	45,891,246	45,814,296

Unaudited Condensed Consolidated Balance Sheet
Assets			Liabilities and Shareholders' Equity
	As of			As of
(Dollars in thousands)	June 29, 2013	Dec. 29, 2012		June 29, 2013	Dec. 29, 2012
Cash and cash equivalents	$33,751	$41,782	Accounts payable and
Short-term investments	7,251	7,250	accrued expenses	$382,215	$390,958
Receivables	245,352	213,490	Note payable and current
Inventories	118,309	93,515	maturities of long-term debt	69,169	4,554
Deferred income taxes	21,280	21,977	Current maturities of other
Prepaid expenses and			long-term obligations	3,016	373
other current assets	32,944	26,926
Current assets	458,887	404,940	Current liabilities	454,400	395,885

			Long-term debt	150,118	150,146
			Capital lease obligations	169	226
			Other long-term liabilities	61,179	57,281
Property and equipment – net	252,243	240,490	Deferred income taxes	60,142	55,433
Goodwill	287,092	288,348
Other assets	146,655	145,853	Parent Company shareholders'
			equity	418,724	420,359
			Noncontrolling interest	145	301
			Shareholders' equity	418,869	420,660
			Total liabilities and
Total assets	$1,144,877	$1,079,631	shareholders' equity	$1,144,877	$1,079,631

Unaudited Condensed Consolidated Statement of Cash Flows
	Six Months Ended
(Dollars in thousands)	June 29, 2013	June 30, 2012
Net cash flows from (to) operating activities	$(12,542)	$5,684
Net cash flows from (to) investing activities:
Capital expenditures	(39,306)	(25,066)
Other	762	(651)
Net cash flows from (to) financing activities	43,055	2,279
Net increase (decrease) in cash and cash equivalents	(8,031)	(17,754)
Cash and cash equivalents at beginning of period	41,782	72,812
Cash and cash equivalents at end of period	$33,751	$55,058

Business Segment Data
	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net sales:
Office furniture	$436,169	$418,562	$802,001	$797,166
Hearth products	74,529	61,838	150,994	128,446
	$510,698	$480,400	952,995	$925,612

Operating profit:
Office furniture
Operations before restructuring and impairment charges	$22,092	$22,350	$30,948	$31,102
Restructuring and impairment charges	35	(292)	(121)	(1,189)
Office furniture – net	22,127	22,058	30,827	29,913
Hearth products	5,699	857	9,290	1,989
Total operating profit	27,826	22,915	40,117	31,902
Unallocated corporate expense	(10,238)	(12,182)	(21,975)	(21,408)
Income before income taxes	17,588	$10,733	$18,142	$10,494

Depreciation and amortization expense:
Office furniture	$9,304	$8,320	$18,127	$16,881
Hearth products	1,372	1,500	2,765	3,065
General corporate	1,073	716	1,946	1,411
	$11,749	$10,536	$22,838	$21,357

Capital expenditures – net:
Office furniture	$15,533	$5,809	$26,177	$15,000
Hearth products	1,176	577	2,233	953
General corporate	6,553	5,862	10,896	9,113
	$23,262	$12,248	$39,306	$25,066

			As of June 29, 2013	As of June 30, 2012
Identifiable assets:
Office furniture			$754,695	$692,732
Hearth products			266,171	263,380
General corporate			124,011	119,526
			$1,144,877	$1,075,638

###